As filed with the Securities and Exchange Commission on March 6, 1998
                                         Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                            COMPX INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

            Delaware                        57-0981653
  (State or other jurisdiction           (I.R.S. Employer
      of incorporation or              Identification No.)
         organization)

       200 Old Mill Road
    Mauldin, South Carolina                   29662
     (Address of principal                  (Zip Code)
       executive offices)

                              --------------------

             COMPX INTERNATIONAL INC. 1997 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                              --------------------

                               Andrew Louis, Esq.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                           Dallas, Texas   75240-2697
                                 (972) 233-1700
                      (Name, address and telephone number
                   including area code of agent for service)

                              --------------------

                        CALCULATION OF REGISTRATION FEE

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                              Proposed
                              maximum    Proposed
                              offering    maximum
    Title of        Amount     price     aggregate
   securities       to be       per      offering     Amount of
     to be        registered   share       price     registration
   registered        (1)       (2)(3)     (2)(3)       fee (3)
----------------  ----------  --------  ---------    ------------

Class A Common
Stock, par value
$0.01 per share   1,500,000    $20.00   $30,000,000     $8,850
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(1)  Pursuant to Rule 416, additional shares of the registrant's Class A Common
     Stock, par value $0.01 per share (the "Common Stock") issuable pursuant to the exercise of awards granted or to be granted under the plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) Calculated based on the price to the public of $20.00 per share of Common Stock in the registrant's initial public offering as set forth in the registrant's prospectus dated March 6, 1998 that is a part of the registrant's Registration Statement on From S-1 (Reg. No. 333-42643) that became effective on March 6, 1998.
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                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

          (1) the registrant's prospectus dated March 6, 1998 (the "Prospectus"), filed with the Commission on March 6, 1998 under the Securities Act of 1933, as amended (the "Securities Act"), which Prospectus constitutes a part of the registrant's Registration Statement on Form S-1 (File No. 333-41647), effective March 6, 1998 (the "Form S-1 Registration Statement");

          (2) the description of the Class A Common Stock, par value $0.01 per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form 8-A, filed with the Commission on February 25, 1998, including any amendment or report filed for the purpose of updating such description; and

          (3) all documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporate Law (the "DGCL") permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Restated Certificate of Incorporation of the registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

     Section 145 of the DGCL contains provisions permitting Delaware corporations to indemnify directors, officers, employees or agents against expenses, including attorneys, fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation's best interest, and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct. Such determination shall be made (a) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders of the corporation. Notwithstanding the foregoing, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys, fees) actually and reasonably incurred by him in connection therewith. The Restated Certificate of Incorporation of the registrant provides for indemnification of its directors and officers to the fullest extent permitted by applicable law. The bylaws of the registrant provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL, except that any determination of indemnification shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the registrant.

     An underwriting agreement (the "Underwriting Agreement") between the registrant and certain underwriters that provides for, among other things, the registrant's sale to such underwriters of shares of Common Stock obligates such underwriters to indemnify the registrant and the registrant's officers and directors against certain liabilities under the Securities Act of 1933, as amended. The description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to the Form S-1 Registration Statement.

Item 8.  Exhibits.

     (a)  Exhibits.

     The following documents are filed as a part of this registration statement.

 Exhibit                  Description of Exhibit
---------  -----------------------------------------------------

   4.1     Restated Certificate of Incorporation of registrant
           (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1, File
           No. 333-42643, filed with the Commission).

   4.2 Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's Registration
           Statement on Form S-1, File No. 333-42643, filed with the Commission).

   4.3 CompX International Inc. 1997 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the registrant's Registration Statement on Form S-1, File No. 333-42643, filed with the Commission).

   5.1*    Opinion of Andrew Louis, Esq.

  23.1 Consent of Andrew Louis, Esq. (included in his opinion filed as Exhibit 5.1).

  23.2*    Consent of Coopers & Lybrand L.L.P.

  23.3*    Consent of Altschuler, Melvoin and Glasser LLP.

  24.1 Power of Attorney (see the initial signature page of this registration statement).

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*    Filed Herewith.

Item 9.  Undertakings.

     A.   The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas, on March 6, 1998:

                                COMPX INTERNATIONAL INC.




                                By:  /s/ Steven L. Watson
                                     ---------------------------
                                    Steven L. Watson
                                    Vice President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Joseph S. Compofelice, Bobby D. O'Brien and Steven L. Watson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                   Title               Date
--------------------------  ---------------------  --------------



/s/ Joseph S. Compofelice   Chairman of the        March 6, 1998
--------------------------  Board, and Chief
Joseph S. Compofelice       Executive Officer
                            (Principal Executive
                            Officer and Principal
                            Financial Officer)



/s/ David A. Bowers         President and          March 4, 1998
--------------------------  Director
David A. Bowers



/s/ Bobby D. O'Brien        Vice President,        March 6, 1998
--------------------------  Treasurer and Chief
Bobby D. O'Brien            Accounting Officer
                            (Principal Accounting
                            Officer)



/s/ Paul M. Bass            Director               March 6, 1998
--------------------------
Paul M. Bass



/s/ Edward J. Hardin        Director               March 6, 1998
--------------------------
Edward J. Hardin



/s/ Glenn R. Simmons        Director               March 6, 1998
--------------------------
Glenn R. Simmons



/s/ Robert W. Singer        Director               March 6, 1998
--------------------------
Robert W. Singer


                               INDEX TO EXHIBITS

 Exhibit                  Description of Exhibit
---------  -----------------------------------------------------

   4.1     Restated Certificate of Incorporation of registrant
           (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1, File
           No. 333-42643, filed with the Commission).

   4.2 Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's Registration
           Statement on Form S-1, File No. 333-42643, filed with the Commission).

   4.3 CompX International Inc. 1997 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the registrant's Registration Statement on Form S-1, File No. 333-42643, filed with the Commission).

   5.1*    Opinion of Andrew Louis, Esq.

  23.1 Consent of Andrew Louis, Esq. (included in his opinion filed as Exhibit 5.1).

  23.2*    Consent of Coopers & Lybrand L.L.P.

  23.3*    Consent of Altschuler, Melvoin and Glasser LLP.

  24.1     Power of Attorney (see the initial signature page of
           this registration statement).
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*    Filed Herewith.